Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226
Contact:
Allan Hosack
Chief Financial Officer
414.459.4010
allanhosack@wsbonline.com

FOR IMMEDIATE RELEASE

WATERSTONE FINANCIAL DECLARES REGULAR QUARTERLY CASH DIVIDEND
Wauwatosa, Wis. —  9/24/2014 — On September 23, 2014 the Board of Directors of Waterstone Financial, Inc. (NASDAQ: WSBF) declared a regular quarterly cash dividend of $0.05 per common share, payable on November 3, 2014 to shareholders of record at the close of business on October 11, 2014.
About Waterstone Financial, Inc.
Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa, Brookfield, Franklin/Hales Corners, Germantown/Menomonee Falls, Oak Creek, Oconomowoc/Lake Country, Pewaukee, Waukesha/Brookfield, West Allis, Wisconsin and a commercial lending branch in Maple Grove, Minnesota. WaterStone Bank is the parent company to Waterstone Mortgage, which offers mortgage banking offices in 16 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.
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